Exhibit 4.52
Execution Version
SUPPLEMENTAL INDENTURE
2.750% Convertible Senior Notes due 2048
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 22, 2022, among NRG Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), each of the Guarantors (as defined in the Indenture referred to herein) and Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of May 24, 2018, among the Company, the guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $575,000,000 of 2.750% Convertible Senior Notes due 2048 (the “Initial Notes”), and, subject to the terms of the Indenture, future issuances of 2.750% Convertible Senior Notes due 2048 (the “Additional Notes,” and, together with the Initial Notes, the “Notes”);
WHEREAS, pursuant to Section 8.01(G) of the Indenture, the Company and the Trustee may supplement the Indenture without the consent of the Holders of the Notes to irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount in accordance with the terms of the Indenture;
WHEREAS, this Supplemental Indenture is being executed and delivered in order to irrevocably eliminate the right of the Company to elect Physical Settlement and to irrevocably elect a Specified Dollar Amount for any Combination Settlement; and
WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.IRREVOCABLE ELECTIONS. The Company hereby irrevocably (i) eliminates the right of the Company to elect Physical Settlement as the Settlement Method on any conversion of Notes that occurs on or after the date of this Supplemental Indenture and (ii) elects that, with respect to any Combination Settlement, the Specified Dollar Amount per $1,000 principal amount of the Notes shall be no lower than $1,000.
3.NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
4.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.
7.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.
8.ELECTRONIC SIGNATURES. Each of the transaction parties agrees on behalf of itself, and any Person acting or claiming by, under or through such transaction party, that any written instrument delivered in connection with this Supplemental Indenture, the Indenture or any related document, including without limitation any amendments or supplements to such documents, may be executed by electronic methods (whether by .pdf scan or utilization of an electronic signature platform or application). Any electronic signature document delivered via email from a person authorized on an incumbency certificate provided by the Company or Guarantor to the Trustee shall be considered signed or executed by such person on behalf of the Company or such Guarantor, as applicable. Each of the Company and the Guarantors agree to assume all risks arising out of the use of electronic methods for all purposes including the authorization, execution, delivery, or submission of documents, instruments, notices, directions, instructions, reports, opinions and certificates to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                        NRG ENERGY, INC.
By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Senior Vice President & Treasurer

[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]

ACE ENERGY, INC.
ALLIED HOME WARRANTY GP LLC
ALLIED WARRANTY LLC
ASTORIA GAS TURBINE POWER LLC
BIDURENERGY, INC.
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CIRRO ENERGY SERVICES, INC.
CIRRO GROUP, INC.
DIRECT ENERGY BUSINESS, LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
ENERGY CHOICE SOLUTIONS LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
EVERYTHING ENERGY LLC
FORWARD HOME SECURITY, LLC
GCP FUNDING COMPANY, LLC
GREEN MOUNTAIN ENERGY COMPANY
GREGORY PARTNERS, LLC
GREGORY POWER PARTNERS LLC
HOME WARRANTY OF AMERICA, INC.
HUNTLEY POWER LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY GROUP LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
MERIDEN GAS TURBINES LLC
NEO CORPORATION
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG ADVISORY SERVICES LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

NRG BUSINESS SERVICES LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTED HOME LLC
NRG CONTROLLABLE LOAD SERVICES LLC
NRG CURTAILMENT SOLUTIONS, INC.
[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]

NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DISPATCH SERVICES LLC
NRG DISTRIBUTED ENERGY RESOURCES HOLDINGS LLC
NRG DISTRIBUTED GENERATION PR LLC
NRG DUNKIRK OPERATIONS INC.
NRG ECOKAP HOLDINGS LLC
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY LABOR SERVICES LLC
NRG ENERGY SERVICES GROUP LLC
NRG GENERATION HOLDINGS INC.
NRG GREENCO LLC
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG HOMER CITY SERVICES LLC
NRG HQ DG LLC
NRG HUNTLEY OPERATIONS INC.
NRG IDENTITY PROTECT LLC
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG SECURITY LLC
NRG SERVICES CORPORATION
NRG PORTABLE POWER LLC
NRG POWER MARKETING LLC

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

NRG RENTER’S PROTECTION LLC
NRG RETAIL LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SIMPLYSMART SOLUTIONS LLC
NRG TEXAS GREGORY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WARRANTY SERVICES LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]

RELIANT ENERGY RETAIL SERVICES, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SGE ENERGY SOURCING, LLC
SGE TEXAS HOLDCO, LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
STREAM ENERGY COLUMBIA, LLC
STREAM ENERGY DELAWARE, LLC
STREAM ENERGY ILLINOIS, LLC
STREAM ENERGY MARYLAND, LLC
STREAM ENERGY NEW JERSEY, LLC
STREAM ENERGY NEW YORK, LLC
STREAM ENERGY PENNSYLVANIA, LLC
STREAM GEORGIA GAS SPE, LLC
STREAM OHIO GAS & ELECTRIC, LLC
STREAM SPE GP, LLC
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO LP, LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

WEST COAST POWER LLC
XOOM ALBERTA HOLDINGS, LLC
XOOM BRITISH COLUMBIA HOLDINGS, LLC
XOOM ENERGY GLOBAL HOLDINGS, LLC
XOOM ENERGY, LLC
XOOM ONTARIO HOLDINGS, LLC
XOOM SOLAR, LLC

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer
[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]

AIRTRON, INC.
AWHR AMERICA’S WATER HEATER RENTALS, L.L.C.
BOUNCE ENERGY, INC.
CPL RETAIL ENERGY L.P.
DIRECT ENERGY BUSINESS MARKETING, LLC
DIRECT ENERGY CONNECTED HOME US INC.
DIRECT ENERGY GP, LLC
DIRECT ENERGY HOLDCO GP LLC
DIRECT ENERGY LEASING, LLC
DIRECT ENERGY MARKETING INC.
DIRECT ENERGY OPERATIONS, LLC
DIRECT ENERGY SERVICES, LLC
DIRECT ENERGY US HOLDINGS INC.
DIRECT ENERGY, LP
FIRST CHOICE POWER, LLC
GATEWAY ENERGY SERVICES CORPORATION
HOME WARRANTY HOLDINGS CORP.
MASTERS, INC.
RSG HOLDING CORP.
WTU RETAIL ENERGY L.P.

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Vice President

ENERGY ALTERNATIVES WHOLESALE, LLC
NRG OPERATING SERVICES, INC.
NRG SOUTH CENTRAL OPERATIONS INC.

By: /s/ Thomas A. Smith
Name: Thomas A. Smith
Title: Vice President

NRG CONSTRUCTION LLC
NRG ENERGY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By: /s/ Linda Weigand
Name: Linda Weigand
Title: Treasurer

ENERGY PROTECTION INSURANCE COMPANY

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

NRG ILION LIMITED PARTNERSHIP

[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]

By: NRG Rockford Acquisition LLC, its General Partner

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

NRG SOUTH TEXAS LP

By: Texas Genco GP, LLC, its General Partner

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

TEXAS GENCO SERVICES, LP

By: New Genco GP, LLC, its General Partner

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

STREAM SPE, LTD.

By: STREAM SPE GP, LLC, the sole general partner

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

NRG RETAIL NORTHEAST LLC
XOOM ENERGY CALIFORNIA, LLC

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Vice President & Treasurer

XOOM ENERGY CONNECTICUT, LLC
XOOM ENERGY DELAWARE, LLC
XOOM ENERGY GEORGIA, LLC
XOOM ENERGY ILLINOIS, LLC
XOOM ENERGY INDIANA, LLC
XOOM ENERGY KENTUCKY, LLC
XOOM ENERGY MAINE, LLC
XOOM ENERGY MARYLAND, LLC
XOOM ENERGY MASSACHUSETTS, LLC
XOOM ENERGY MICHIGAN, LLC
XOOM ENERGY NEW HAMPSHIRE, LLC
XOOM ENERGY NEW JERSEY, LLC
XOOM ENERGY NEW YORK, LLC
XOOM ENERGY OHIO, LLC
XOOM ENERGY PENNSYLVANIA, LLC
XOOM ENERGY RHODE ISLAND, LLC
[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]

XOOM ENERGY TEXAS, LLC
XOOM ENERGY VIRGINIA, LLC
XOOM ENERGY WASHINGTON D.C., LLC

By: XOOM ENERGY, LLC, the sole member

By: /s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Treasurer

[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]

DELAWARE TRUST COMPANY,
as Trustee
By: /s/ Benjamin Hancock
Authorized Signatory

[Signature Page – Supplemental Indenture (Convertible Senior Notes due 2048)]